                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CENTENNIAL FIRST FINANCIAL SERVICES
                       -----------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

       CALIFORNIA                                              91-1995265
---------------------------------                         --------------------
(State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

        218 EAST STATE STREET, REDLANDS, CALIFORNIA 92373, (909) 798-3611
        -----------------------------------------------------------------
         (Address and Telephone Number of Principal Executive Offices)

                 REDLANDS CENTENNIAL BANK 1990 STOCK OPTION PLAN
                 -----------------------------------------------
                            (Full Title of the Plan)

                       DOUGLAS C. SPENCER, PRESIDENT & CEO
                218 EAST STATE STREET, REDLANDS, CALIFORNIA 92373
                -------------------------------------------------
                    (Name and Address of Agent for Service)

                                 (909) 798-3611
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
           Gary Steven Findley, Esq., Gary Steven Findley & Associates
      1470 North Hundley Street, Anaheim, California 92806, (714) 630-7136

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Title of each Class                        Proposed Maximum        Proposed Maximum
of Securities to         Amount to be       Offering Price             Aggregate               Amount of
Be Registered            Registered(a)        Per Unit(b)            Offering Price       Registration Fee
----------------------------------------------------------------------------------------------------------
Common stock               157,356              $15.24                 $2,398,092               $634
(No Par Value)
----------------------------------------------------------------------------------------------------------

(a) The number of shares being registered is the number of shares issuable under the Redlands Centennial Bank 1990 Stock Option Plan (the "Plan"). Because of certain events specified in the Plan, an indeterminate number of shares may additionally become subject to issuance under the Plan.
(b) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing $15.24 as the average of the bid and asked price of Centennial First Financial Services's common stock as of December 31, 1999.

                 REDLANDS CENTENNIAL BANK 1990 STOCK OPTION PLAN
                            GENERAL PLAN INFORMATION,
             INFORMATION ON CENTENNIAL FIRST FINANCIAL SERVICES AND
                        EMPLOYEE PLAN ANNUAL INFORMATION

                          DATED AS OF JANUARY 21, 2000

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                                PLAN INFORMATION


GENERAL PLAN INFORMATION

TITLE OF PLAN AND SECURITIES OFFERED. The title of the plan is the Redlands Centennial Bank 1990 Stock Option Plan, as amended (the "1990 Plan"). Stock options and common stock of Centennial First Financial Services ("CFFS") with respect to exercise of stock options under the 1990 Plan are to be offered.

NATURE, PURPOSE AND DURATION OF THE 1990 PLAN. The general nature and purpose of the 1990 Plan was to strengthen Redlands Centennial Bank (the "Bank") and its subsidiaries by providing an additional means of attracting and retaining competent managerial personnel and by providing to participating directors, officers and employees added incentive for high levels of performance and for extraordinary efforts to maintain quality assets and increase the earnings of the Bank and an subsidiary corporations. The duration of the 1990 Plan is for a period of ten years from January 18, 1991.

AMENDMENT AND TERMINATION OF THE 1990 PLAN. The Board of Directors (the "Board") of the Bank can, at any time suspend, amend or terminate the 1990 Plan and may, with the consent of an optionee participating under the 1990 Plan, make such modification of the terms and conditions of an optionee's stock option as it deems advisable. However, except as permitted for adjustments upon certain changes in capitalization and certain terminating events as set forth in the 1990 Plan, the Board can not make any amendment or modification to the 1990 Plan which would:

(a) increase the maximum number of shares which could be purchased pursuant to options granted under the 1990 Plan either in the aggregate or by an individual;
(b)  change the minimum option price;
(c)  increase the maximum term of options provided for in the 1990 Plan;
(d) permit options to be granted to anyone other than directors, advisory directors, full-time salaried officers or employees of the Bank or a subsidiary corporation; or
(e) otherwise materially modify the 1990 Plan within the meaning of certain SEC Rules and Regulations;

without the Bank having first obtained any necessary regulatory and shareholder approvals required by law.

No option can be granted during any suspension or after termination of the 1990 Plan. Amendment, suspension or termination of the 1990 Plan can not (except as otherwise provided for adjustments upon certain changes in capitalization as set forth in the 1990 Plan), without the consent of an optionee, alter or impair any rights or obligations under any option theretofore granted.

1990 PLAN NOT SUBJECT TO ERISA AND PLAN ADMINISTRATION. The 1990 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The 1990 Plan is to be administered by a committee consisting of certain members of the Board (the "Committee") which act in the capacity as manager of the 1990 Plan. Any action of the Committee with respect to the administration of the 1990 Plan is taken pursuant to a majority vote, or the unanimous written consent, of its members. If no Committee is selected, the Board as a whole acts as such Committee.

Subject to the express provisions of the 1990 Plan, the Committee has the authority to construe and interpret the 1990 Plan, define the terms used therein, prescribe, amend and rescind, the rules and regulations relating to administration of the 1990 Plan, determine the duration and purposes of leaves of employment for purposes of the 1990 Plan, and make all other determinations necessary or advisable for administration of the 1990 Plan. Determinations of the Committee are final and conclusive.

Members of the Board are elected annually at the Bank's annual meeting of shareholders at the direction of the Board of the Bank's holding company, CFFS. A member of the Board may be removed from the Board for being declared of unsound mind by an order of court, having been convicted of a felony, or having been found by a superior court to have committed fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Bank. A member of the Board may also be removed without cause in certain circumstances at a special shareholders meeting pursuant to Section 303 of the California Corporations Code. The address of the Bank is 218 East State Street, Redlands, California 92373 and its telephone number is (909) 798-3611.

SECURITIES TO BE OFFERED

Stock options of CFFS to acquire 157,356 shares of common stock of CFFS and 157,356 shares of common stock of CFFS underlying the stock options remain outstanding under the 1990 Plan.

Each share of common stock has one vote on all matters presented to shareholders, except when cumulative voting is in effect. The common stock has cumulative voting rights with respect to the election of directors. The holders of common stock are entitled to dividends when and as declared by the Board and are entitled on liquidation to all assets remaining after payment of, or provisions for, claims against CFFS. The common stock has no preemptive or other subscription rights. There are no conversion rights or sinking fund provisions with respect to the common stock.

PARTICIPANTS IN THE 1990 PLAN

INCENTIVE STOCK OPTIONS. Full-time salaried officers and employees of the Bank or of subsidiary corporations [as that term is defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code")]), are eligible for selection to participate in the incentive stock option portion of the 1990 Plan. No director of the Bank who is not also a full-time salaried officer or employee of the Bank or a subsidiary corporation, can be granted an incentive stock option thereunder. Subject to the express provisions of the 1990 Plan, the Committee selected from the eligible class of employees and made recommendations to the Board concerning the individuals to whom incentive stock options were granted, determined the terms and provisions of the respective incentive stock option agreements (which were not identical), determined the times at which such incentive stock options were granted, and determined the number of shares subject to each incentive stock option. The Board determined the individuals who receives incentive stock option grants, determined the terms and provisions of the incentive stock options, and granted such incentive stock options to such individuals.

NONQUALIFIED STOCK OPTIONS. Directors, advisory directors, full-time salaried officers and employees of the Bank or a subsidiary corporation were eligible for selection to participate in the nonqualified stock option portion of the 1990 Plan. Subject to the express provisions of the 1990 Plan, the Committee selected from the eligible class of individuals to whom nonqualified stock options were granted, determined the terms and provisions of the respective nonqualified stock option agreements (which did not need to be identical), determined the times at which such nonqualified stock options can be granted, and determined the number of shares subject to each nonqualified stock option. The Board determined the individuals who receive nonqualified stock option grants, determined the terms and provisions of the nonqualified stock options, and granted such nonqualified stock options to such individuals.

PURCHASE OF SECURITIES PURSUANT TO THE
1990 PLAN AND PAYMENT FOR SECURITIES OFFERED

ELECTION TO PARTICIPATE AT THE DISCRETION OF THE BANK. An employee can not elect to participate in the 1990 Plan, in that participants were chosen by the Committee or the Board from the group of eligible employees, officers and directors as described above to participate in the 1990 Plan.

EXERCISE PRICE OF INCENTIVE STOCK OPTIONS. The purchase price of stock subject to an incentive stock option was determined by the Board (or the Committee, if authorized), but could not be less than one hundred percent (100%) of the fair market value of such stock at the time such option was granted, except, in the case of optionees who at the time of the grant owned more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank or a subsidiary corporation, in which case the purchase price of the stock could not be less than one hundred ten percent (110%) of the fair market value of such stock at the time such stock option was granted and such option by its term could not be exercisable after the expiration of five years from the date such option was granted. The fair market value of such stock is determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. The aggregate fair market value (determined as of the time the incentive stock option was granted) of stock with respect to which an incentive stock option is exercisable for the first time by an individual during any calendar year (under all plans of the Bank and its subsidiary corporations, if any) can not exceed $100,000, plus any greater amount as may be permitted under subsequent amendments to the Code.

EXERCISE PRICE OF NONQUALIFIED STOCK OPTIONS. The purchase price of stock subject to a nonqualified stock option was determined by the Board (or the Committee, if authorized), but could not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted. The fair market value of such stock can be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation 20.2031-2.

OTHER TERMS AND CONDITIONS OF EXERCISE. The number of shares subject to outstanding stock options (including both incentive and nonqualified stock options) held by a single optionee could not exceed ten percent (10%) of the total outstanding shares of common stock. No option is exercisable until all necessary regulatory and shareholder approvals are obtained. Each option granted under the 1990 Plan vests at twenty percent (20%) per year. Except as otherwise provided in the 1990 Plan, each option is exercisable upon such contingencies as the Board (or the Committee, if authorized) determines; provided, however, that if an optionee does not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, the optionee's right to purchase any shares not purchased in such installment period shall continue until expiration or termination of such option.

Fractional share interests shall be disregarded, except that they may be accumulated. Not less than ten (10) shares may be purchased under the option. Options may be exercised by written notice delivered to CFFS stating the number of shares with respect to which the option is being exercised, together with the full purchase price for such shares. Payment of the option price in full, for the number of shares to be delivered, must be made in cash. If the option is being exercised by any person other than the optionee, said notice shall be accompanied by proof, satisfactory to counsel for CFFS, of the right of such person to exercise the option. Optionees will have no rights as shareholders with respect to stock of the Bank and, now, CFFS subject to their stock option agreements until the date of issuance of the stock certificate to them.

Participants may request a report as to the amount and status of their stock options by delivering a written request for such report to the President of the CFFS. Stock issued pursuant to exercises of stock options under the 1990 Plan will be authorized and newly issued shares of CFFS. CFFS will receive all of the proceeds of a stock option exercise, and there will be no fees, commissions or other charges upon an exercise of a stock option under the 1990 Plan.

ADJUSTMENT OF EXERCISE PRICE IN CERTAIN EVENTS. If the outstanding shares of the stock of CFFS are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of CFFS through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CFFS, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share subject to the option. Any adjustment under this paragraph shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the 1990 Plan on account of any such adjustment, and fractional share-interests shall be disregarded, except that they may be accumulated.

ACCELERATED EXERCISE UPON CERTAIN CONDITIONS. A Terminating Event shall be defined as any one of the following events: (i) a dissolution or liquidation of the Bank; (ii) a reorganization, merger or consolidation of the Bank with one or more corporations, the result of which the Bank is not the surviving corporation, or the Bank becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own directly or indirectly, over 80% of the aggregate voting power of all outstanding equity securities of the Bank); (iii) a sale of substantially all the assets of the Bank to another corporation; or (iv) a sale of the equity securities of the Bank representing more than 80% of the aggregate voting power of all outstanding equity securities of the Bank to any person or entity, or any group of persons and/or entities acting in concert. Upon a Terminating Event all outstanding options granted under the 1990 Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the option immediately prior to such Terminating Event, and upon such Terminating Event all outstanding options and the 1990 Plan shall terminate; provided, however, upon such Terminating Event all outstanding options not exercised by the time of the Terminating Event shall not terminate if there is a successor corporation which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and price.

RESALE RESTRICTIONS

Each option under the 1990 Plan is nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the optionee. Directors and officers of the Bank or CFFS who are affiliates at the time of the exercise of a stock option under the 1990 Plan, will own control shares upon the exercise of a stock option. As such, an affiliate may sell control shares pursuant to the terms and conditions of Rule 144. Officers and directors of the Bank or CFFS who are insiders and subject to Section 16 of the Securities Exchange Act of 1934 are required to disgorge any profit from a covered short swing transaction involving CFFS's securities, including stock options. Insiders of the Bank or CFFS are advised to seek the advice of competent counsel with respect to sales of CFFS securities.

FEDERAL TAX EFFECTS OF PLAN PARTICIPATION

The following describes, generally, the major federal income tax consequences relating to stock options issued under the 1990 Plan. If all of the requirements of the 1990 Plan are met, generally no taxable income will result to an optionee who has been granted an incentive or nonqualified stock option.

INCENTIVE STOCK OPTIONS. If the optionee is employed by the Bank (or a subsidiary) continuously from the date of grant until at least three months before the option is exercised and otherwise satisfies the requirements of the 1990 Plan and applicable law, the optionee will not recognize taxable income upon exercise of the option. If the optionee is not employed by the Bank (or a subsidiary) continuously from the date of grant until at least three months before the option is exercised for reason other than death or disability, the optionee will recognize ordinary income at the time the option is exercised. The Bank will be allowed a deduction for federal income tax purposes only if and to the extent that the optionee recognizes ordinary income. Upon exercise of an incentive stock option, the excess of the fair market value of the shares received over the option price at the time of exercise is treated as an item of tax preference which may result in the imposition of the alternative minimum tax.

On a subsequent sale of shares acquired by the exercise of an incentive stock option, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the optionee's tax basis of the shares sold. If a disposition (generally a sale, exchange, gift or similar lifetime transfer of legal title) of stock received pursuant to an incentive stock option does not take place until more than two years after the grant of such option and more than one year after the exercise of such option, any gain or loss realized on such disposition will be treated as long-term capital gain or loss. Under such circumstances, the Bank will not be entitled to a deduction for income tax purposes in connection with the exercise of the option.

If a disposition of stock received pursuant to an exercise of an incentive stock option occurs within two years after the grant of such option or one year after the exercise of such option, the optionee must treat any gain realized as ordinary income to the extent of the lesser of (i) the fair market value of such stock as of the date of exercise less the option price, or (ii) the amount realized on disposition of the stock less the option price. Such ordinary income realized is deductible by the Bank for federal income tax purposes. Any additional amount realized on the disposition will be taxable as either long-term or short-term capital gain.

NONQUALIFIED STOCK OPTIONS. In general, when an optionee exercises a nonqualified stock option, the optionee recognizes ordinary income in the amount of the excess of the fair market value of the shares received upon exercise over the aggregate amount paid for those shares, and the Bank may deduct as an expense the amount of income so recognized by the optionee. For capital gains purposes, the holding period of the shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the shares on the date of exercise.

Upon a subsequent disposition of the shares received on exercise, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a separate capital gain or loss.

EXCISE TAX. In addition, the exercise of outstanding options that become exercisable upon certain major corporate events may result in all or a portion of the difference between the fair market value of the option shares and the exercise price of any shares issuable in respect to such options being characterized "parachute payments." A 20% excise tax is imposed on the optionee on any amount so characterized and the Bank will be denied any tax deduction for such amount.

WITHHOLDING TAXES. CFFS is generally required to withhold applicable payroll taxes with respect to compensation income recognized by optionees. CFFS is also generally required to make certain information reports to the Internal Revenue Service with respect to any income of an optionee attributable to transactions involving the grant or exercise of options and/or the disposition of shares acquired on exercise of options.

PROPOSED LEGISLATION. Other legislation has been or may be proposed to the United States Congress and regulations may be proposed by the Internal Revenue Service which could affect the tax effects discussed above. No prediction can be made as to whether such pending or proposed legislation or regulations will be adopted and the effect of such proposed legislation or regulations.

FORFEITURES AND PENALTIES

CESSATION OF DIRECTORSHIP OR EMPLOYMENT. Except as provided in the next paragraph or earlier termination of the stock option by its terms, if an optionee ceases to be a director, advisory director (with respect to an option granted to a non-employee director), or an employee (with respect to an option other than a non-employee director option) of the Bank or a subsidiary corporation for any reason other than his or her disability (as defined in Section 105(d)(4) of the Code) or death, the optionee's option shall expire not later than three months after the date of termination of such directorship or employment. During the period after cessation of directorship or employment, such option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which the optionee ceased to be a director, advisory director or employee of the Bank or a subsidiary corporation.

TERMINATION OF EMPLOYMENT FOR CAUSE. If the stock option agreement so provides and if an optionee's employment by the Bank or a subsidiary corporation is terminated for cause, the optionee's option shall expire immediately, provided, however, the Board may, in its sole discretion, within thirty (30) days of such termination, reinstate the option by giving written notice of such reinstatement to the optionee at the optionee's last known address. In the event of reinstatement, the optionee may exercise the option only to such extent, for such time and upon such terms and conditions as if he or she had ceased to be employed by the Bank or a subsidiary corporation upon the date of such termination for a reason other than cause or death. Termination for cause shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Bank or a subsidiary corporation, and, in any event, the determination of the Board with respect thereto shall be final and conclusive.

DISABILITY OR DEATH OF OPTIONEE. If any optionee dies while serving as a director, an advisory director or employee of the Bank or a subsidiary corporation, or during the three month period described above, the option shall expire one (1) year after the date of such death, except for earlier termination of the stock option by its terms. After such death but before such expiration, the persons to whom the optionee's rights under the option shall have passed by will or the laws of descent and distribution or the executor or administrator of optionee's estate shall have the right to exercise such option to the extent that installments, if any, had accrued and/or vested as of the date on which the optionee ceased to be a director, an advisory director or employee of the Bank or a subsidiary corporation.

If the optionee shall terminate his or her directorship or employment because of disability (as defined in Section 105(d)(4) of the Code), the optionee may exercise his or her option to the extent he or she is entitled to do so at the date of termination, at any time within 12 months of the date of termination, except for earlier termination of the stock option by its terms.

CHARGES AND DEDUCTIONS AND LIENS

There are no charges or deductions, except as described above for participation in the 1990 Plan. The 1990 Plan will not hold any property, funds or securities.


               CENTENNIAL FIRST FINANCIAL SERVICES INFORMATION AND
                        EMPLOYEE PLAN ANNUAL INFORMATION

Participants are advised that CFFS has available without charge and upon an oral or written request to the President of CFFS at 218 East State Street, Redlands, California 92373, telephone number (909) 798-3611 the following documents described below as being incorporated by reference in the registration statement ("Registration Statement") of which this prospectus is part and such other documents to be delivered to participants as described below.

The documents incorporated by reference are as follows:

(a) All documents subsequently filed by CFFS pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

(b) Redlands Centennial Bank's latest audited financial statements contained in the Form S-4 Registration Statement of CFFS, file number 333-89417.

(c) The description of CFFS's common stock contained in its Form S-4 Registration Statement, file number 333-89417.

Any statement contained in any document incorporated by reference in the Registration Statement shall be deemed to be modified or superseded for purposes of the prospectus to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference in the Registration Statement, modifies or supersedes such statement.

The documents to be delivered to participants are as follows:

(a)  Any updates to this document,

(b)  Any one of the following:

     (i)  CFFS's annual report to shareholders for its latest fiscal year; or

     (ii) CFFS's Form 10-K for its latest fiscal year, and

(c) Any report, proxy statement, and other communications distributed to the CFFS's shareholders.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

Centennial First Financial Services (the "Registrant") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a) Redlands Centennial Bank's latest audited financial statements contained in the Form S-4 Registration Statement of CFFS, file number 333-89417.

(b) The description of the Registrant's common stock is contained in its Registration Statement on Form S-4, file number 333-89417.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of an indemnity agreement. The Registrant's Articles further provide for the elimination of director liability for monetary damages to the maximum extent allowed by California law. The indemnification law of the State of California generally allows indemnification in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settling or otherwise disposing of a pending action without court approval; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval;
(iii) matters in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding is or was pending shall determine that such person is entitled to be indemnified; or (iv) other matters specified in the California General Corporation Law.

The Registrant's Bylaws provide that the Registrant shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. The Registrant's Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Registrant would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Registrant's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

    5.1   Opinion re: Legality
  *99.1   Redlands Centennial Bank 1990 Stock Option Plan and Agreements

---------------
* Filed as Exhibit 10.5 in the Registration Statement on Form S-4, file number 333-89417, which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redlands, State of California, on January 21, 2000.

                       CENTENNIAL FIRST FINANCIAL SERVICES




                                       /s/ Douglas C. Spencer
                                       ---------------------------------
                                       Douglas C. Spencer
                                       President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Douglas C. Spencer   ,         Director and Principal       January 21, 2000
-------------------------          Executive Officer
Douglas C. Spencer



/s/ Patrick J. Meyer     ,         Chairman                     January 21, 2000
-------------------------
Patrick J. Meyer



/s/ B.J. Bartells        ,         Director                     January 21, 2000
-------------------------
Bruce J. Bartells



/s/ Beth Sanders         ,         Principal Financial         January 21, 2000
-------------------------          Officer and Principal
Beth Sanders                       Accounting Officer

                                  EXHIBIT INDEX

                                                                   Sequentially
Exhibit                                                              Numbered
Number          Description                                            Page
-------         -----------                                        ------------
  5.1           Opinion re: Legality                                    14